UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2008

DYNAMIC APPLICATIONS, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148664	98-0573566
(Commission File Number)	(IRS Employer Identification No.)

c/o Eyal Rosenberg
46 Techelet Street
Modiin, Israel 71700
(Address of Principal Executive Offices, Zip Code)

Phone number: 972 - (3) 9787116
Fax number: 972 - (3) 9787145
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On October 10, 2008, Eyal Rosenberg and Eliezer Broideh, principal shareholders of Dynamic Applications, Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”), which provided, among other things, for the sale of an aggregate of 3,000,000 shares of common stock of the Company (the “Purchased Shares”) to Spectrum Group Ltd. (the “Buyer”). The Purchased Shares represent an aggregate of 100% of the issued and outstanding share capital of the Company on a fully-diluted basis. The Buyer paid an aggregate of $70,000 in consideration for the Purchased Shares and the source of the consideration for the Purchased Shares was from the Buyer’s working capital.

The closing of the above transactions took place simultaneously with the execution of the Agreement. There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.      Not applicable
(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibits

10.1	Stock Purchase Agreement dated October 10, 2008, by and among Eyal Rosenberg, Eliezer Broideh and Spectrum Group, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC APPLICATIONS, INC.

By:	/s/ Eyal Rozenberg
Name:	Eyal Rozenberg
Title:	President and CEO

Date: October 15, 2008